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                                                                 EXHIBIT 23.3

                    Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1999 Qualified Employee Stock Purchase Plan of Centennial Technologies, Inc. (the "Company") of our report dated May 15, 1998 relating to the financial statements and financial statement schedules, for the twelve months ended March 31, 1998 and the nine months ended March 31, 1997 which appear in the Annual Report on Form 10-K of the Company for the fiscal year ended Marach 31, 1999.

PricewaterhouseCoopers LLP

Boston, Massachusetts
July 22, 1999